UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

INNOVATIVE DESIGNS, INC.

 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

INNOVATIVE DESIGNS, INC.

124 CHERRY ST

Pittsburgh, PA

(412) 799-0350

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Pittsburgh, PA

October xx, 2014

To The Holders of Our Common Stock:

This Information Statement has been mailed on or about [Date] xx, 2014, to the stockholders of record on October 2, 2014, (the “Record Date”) of Innovative Designs, Inc., a Delaware corporation (the "Company") in connection with a certain action to be taken by the written consent by stockholders holding a majority of the voting shares of the Company, dated as of October 2, 2014. The action to be taken pursuant to the written consent shall be taken on or about [Date] xx, 2014, 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

By:	/s/ Joseph Riccelli
Chief Executive Officer and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED OCTOBER XX, 2014

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding shares of the Company dated October 2, 2014, in lieu of a special meeting of the stockholders. Such action will be taken on or about [Date] xx, 2014:

To amend the Company's Certificate of Incorporation, to decrease the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company from 500,000,000 shares to 100,000,000 shares and to decrease the number of authorized preferred stock (“Preferred Stock”) from 100,000,000 shares to 25,000,000 shares.

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OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 21,638,043, shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of unissued Common Stock. In addition, the Company has authorized 100,000,000 shares of Preferred Stock none of which have been designated or issued.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on [Date] xx, 2014.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant Delaware General Corporation Law of the State of Delaware.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended to notify the Company's shareholders as of the close of business on the Record Date of a corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding voting stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before October xx, 2014. The matter relates to the approval to authorize a decrease in the number of authorized shares of the Company's Common Stock from 500,000,000 shares to 100,000,000 shares and to decrease the number of authorized shares of Preferred Stock from 100,000,000 shares to 25,000,000 shares.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the action. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty per cent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the action consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share.

WHAT CORPORATE MATTER WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our voting stock have voted in favor of the following action:

•   TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK OF THE COMPANY FROM 600,000,000 SHARES CONSISTING OF 500,000,000 SHARES OF COMMON STOCK AND 100,000,000 SHARES OF PREFERRED STOCK TO 125,000,000 SHARES CONSISTING OF 100,000,000 SHARES OF COMMON STOCK AND 25,000,000 SHARES OF PREFERRED STOCK.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on the Record Date is required for approval of the action. A majority of the outstanding voting shares of voting stock voted in favor of the action.

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STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of October 2, 2014, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Joseph Riccelli (2)	8,8104,478	40.7%
Daniel P. Rains	85,000	*
Robert B. Monsour	0	*
Dean P. Kolocouris	52,000	*

Directors and Executive Officers as a group (4 persons)
Total	8,947,478	407.	%

* Represents less than 1%

(1)	This tabular information is intended to conform to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The percent of class is based on 21,638,043 shares and, for each beneficial owner, gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned, in each case, by the person or group whose percentage ownership is set forth herein.

(2)	Includes 421,478 shares owned by the Gino Riccelli Trust and 180,000 Shares owned by the Joseph A. Riccelli Trust. Mr. Riccelli is the trustee for both trusts.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

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AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

DECREASE OF AUTHORIZED SHARES

On [Date] xx, 2014, stockholders holding a majority of the issued and outstanding voting shares of the Company approved an amendment to the Company’s Certificate of Incorporation, to decrease the number of authorized shares of Common Stock from 500,000,000 to 100,000,000 and to decrease the number of Preferred Shares from 100,000,000 shares to 25,000,000 shares. The Company currently has authorized capital stock of 500,000,000 shares of Common Stock of which 21,638,043 shares were issued and outstanding as of October 2, 2014, and 100,000,000 shares of Preferred Stock. There are no shares of Preferred Stock designated or issued. The Company’s Board of Directors believes that the decrease in authorized Common Stock and Preferred Stock would save the Company money by lowering its annual franchise tax and more closely reflects the Company’s size and ownership structure.

The terms of the lesser shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. This amendment and the creation of lesser shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment. Holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued capital stock of the Company. This amendment will not alter this limitation.

As of October 2, 2014, a total of 21,638,043 shares of the Company's currently authorized 500,000,000 shares of Common Stock were issued and outstanding. No Preferred Stock is outstanding. The decrease in the number of authorized but unissued shares of Common Stock could limit the Company’s ability, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The Company does not have any provisions in its certificate of incorporation, by-laws, employment agreements, credit agreements or any other documents that have any material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as any type of anti-takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a higher percentage of shares with respect to the total authorized shares of the Company, than they presently own.

The Company does not have any outstanding options or warrants.

In 2003, stockholders approved the Company’s Stock Grant Plan. The Plan is used to award shares of Common Stock to consultants and employees who assist the Company in achieving its operational goals. The Plan currently is authorized to grant 500,000 shares of Common Stock. As of October 2, 2014, approximately 463, 00 shares remain in the Plan.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instructions from one (1) or more such stockholders. The Company will promptly deliver, upon written request or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of proxy statement or annual reports, or, if you are receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing the Company at 124 Cherry Street, Suite 1, Pittsburgh, PA 15223, attention: Chief Executive Officer. The telephone number is 412.779,0350.

By Order of the Board of Directors,

By:	/s/ Joseph Riccelli
Chief Executive Officer and Director

Pittsburgh, PA

October xx, 2014

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